Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $60.4 MILLION, OR 33 CENTS PER SHARE

SECOND QUARTER OBSERVATIONS

–	Revenue of $341.8 million, up 3.3 percent from the second quarter of 2016

–	Net interest income of $227.2 million, up 6.7 percent from the second quarter of 2016

–	Net interest margin of 4.52 percent, up 17 basis points from the second quarter of 2016

–	Period-end loans and leases of $18.4 billion, up 5.1 percent from June 30, 2016

–	Net charge-offs as a percentage of average loans and leases of 0.28 percent, up 5 basis points from the second quarter of 2016

–	Non-accrual loans and leases of $129.3 million, down 33.9 percent from June 30, 2016

–	Average deposits of $17.3 billion, up 0.2 percent from the second quarter of 2016

–	Efficiency ratio of 68.19%, down 50 bps from the second quarter of 2016

–	Effective income tax rate of 28.9 percent, down 400 basis points from the second quarter of 2016

–	Earnings per share of 33 cents, up 6.5 percent from the second quarter of 2016

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	2Q	1Q	2Q	2Q17 vs	2Q17 vs	YTD	YTD	Percent
	2017	2017	2016	1Q17	2Q16	2017	2016	Change
Net income attributable to TCF	$60,432	$46,278	$57,694	30.6%	4.7%	$106,710	$105,740	0.9%
Net interest income	227,161	222,114	212,984	2.3	6.7	449,275	424,642	5.8
Diluted earnings per common share	0.33	0.25	0.31	32.0	6.5	0.58	0.57	1.8

Financial Ratios(1)
Return on average assets	1.17%	0.90%	1.14%			1.03%	1.05%
Return on average common equity	9.96	7.64	10.09			8.82	9.28
Return on average tangible common equity(2)	11.15	8.55	11.38			9.87	10.49
Net interest margin	4.52	4.46	4.35			4.49	4.36
Net charge-offs as a percentage of average loans and leases	0.28	0.11	0.23			0.20	0.25

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (July 24, 2017) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCF) today reported net income of $60.4 million for the second quarter of 2017, compared with $57.7 million for the second quarter of 2016 and $46.3 million for the first quarter of 2017. Diluted earnings per common share was 33 cents for the second quarter of 2017, compared with 31 cents for the second quarter of 2016 and 25 cents for the first quarter of 2017.

"TCF reported solid second quarter results driven by strong revenue and balance sheet growth and stable credit quality,” said Craig R. Dahl, chairman and chief executive officer. "TCF’s strong growth in net interest income was a key driver in creating a more stable source of revenue. We were able to generate margin expansion on both a linked quarter and year-over-year basis primarily due to our asset sensitive balance sheet. In addition, a strong quarter of leasing and equipment finance revenue continues to demonstrate the strength of our diversified model. We also continue to make important investments to enhance our technology capabilities and drive efficiencies.

"TCF’s auto finance business is performing as expected following the announced strategic shift last quarter. During the first full quarter of implementation, the auto finance business saw reduced loan originations, increased held for investment loan yield and risk-adjusted yield, reduced reliance on gain on sale revenue and a more efficient operating structure. As the transition continues, credit performance remains within our expectations and the business remains on track to support the organization’s focus on driving profitable growth and increasing operating leverage moving forward."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q17 vs	2Q17 vs	YTD	YTD	Percent
	2017	2017	2016	1Q17	2Q16	2017	2016	Change
Net interest income	$227,161	$222,114	$212,984	2.3%	6.7%	$449,275	$424,642	5.8%
Non-interest income:
Fees and service charges	32,733	31,282	34,622	4.6	(5.5)	64,015	67,439	(5.1)
Card revenue	14,154	13,150	14,083	7.6	0.5	27,304	27,446	(0.5)
ATM revenue	5,061	4,675	5,288	8.3	(4.3)	9,736	10,309	(5.6)
Subtotal	51,948	49,107	53,993	5.8	(3.8)	101,055	105,194	(3.9)
Gains on sales of auto loans, net	380	2,864	10,143	(86.7)	(96.3)	3,244	22,063	(85.3)
Gains on sales of consumer real estate loans, net	8,980	8,891	10,839	1.0	(17.2)	17,871	20,223	(11.6)
Servicing fee income	10,730	11,651	9,502	(7.9)	12.9	22,381	18,385	21.7
Subtotal	20,090	23,406	30,484	(14.2)	(34.1)	43,496	60,671	(28.3)
Leasing and equipment finance	39,830	28,298	31,074	40.8	28.2	68,128	59,561	14.4
Other	2,795	2,703	2,405	3.4	16.2	5,498	5,248	4.8
Fees and other revenue	114,663	103,514	117,956	10.8	(2.8)	218,177	230,674	(5.4)
Gains (losses) on securities, net	—	—	—	—	—	—	(116)	(100.0)
Total non-interest income	114,663	103,514	117,956	10.8	(2.8)	218,177	230,558	(5.4)
Total revenue	$341,824	$325,628	$330,940	5.0	3.3	$667,452	$655,200	1.9

Net interest margin(1)	4.52%	4.46%	4.35%			4.49%	4.36%
Total non-interest income as a percentage of total revenue	33.5	31.8	35.6			32.7	35.2

(1) Annualized.

Net Interest Income

•
Net interest income for the second quarter of 2017 increased $14.2 million, or 6.7 percent, from the second quarter of 2016 and increased $5.0 million, or 2.3 percent, from the first quarter of 2017. The increases in net interest income were primarily due to increases in interest income on loans and leases, partially offset by decreases in interest income on loans held for sale.

•
Total interest income increased $14.5 million, or 6.2 percent, from the second quarter of 2016 and increased $6.2 million, or 2.6 percent, from the first quarter of 2017, primarily due to increased average yields on the variable-rate inventory finance loans, variable- and adjustable-rate consumer real estate and commercial loans and fixed-rate auto finance loans. In addition, the increase from the second quarter of 2016 was due to higher average balances in the commercial, leasing and equipment finance and inventory finance portfolios, partially offset by a lower average balance in the consumer real estate portfolio.

•
Net interest margin for the second quarter of 2017 was 4.52 percent, compared with 4.35 percent for the second quarter of 2016 and 4.46 percent for the first quarter of 2017. The increases from both periods were primarily due to higher average yields on the variable- and adjustable-rate loans due to interest rate increases.

Non-interest Income

•
TCF sold $48.0 million, $533.4 million and $250.6 million of auto loans during the second quarters of 2017 and 2016 and the first quarter of 2017, respectively, resulting in net gains in each respective period. The decreases from both periods were due to the strategic shift in auto finance.

•
TCF sold $273.4 million, $344.6 million and $379.4 million of consumer real estate loans during the second quarters of 2017 and 2016 and the first quarter of 2017, respectively, resulting in net gains in each respective period.

•
Servicing fee income was $10.7 million on $5.3 billion of average loans and leases serviced for others for the second quarter of 2017, compared with $9.5 million on $4.7 billion for the second quarter of 2016 and $11.7 million on $5.6 billion for the first quarter of 2017. The increase from the second quarter of 2016 was due to the cumulative effect of the increase in the portfolio of consumer real estate and auto finance loans sold with servicing retained by TCF. The decrease from the first quarter of 2017 was primarily due to the shift in auto finance, resulting in a decrease in the portfolio of auto finance loans sold with servicing retained by TCF.

•
Leasing and equipment finance non-interest income for the second quarter of 2017 increased $8.8 million, or 28.2 percent, from the second quarter of 2016 and increased $11.5 million, or 40.8 percent, from the first quarter of 2017 due to customer-driven events resulting in increases in sales-type and operating lease revenue.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q17 vs	2Q17 vs	YTD	YTD	Percent
	2017	2017	2016	1Q17	2Q16	2017	2016	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,070,385	$2,166,691	$2,409,320	(4.4)%	(14.1)%
Junior lien	2,701,592	2,494,696	2,677,522	8.3	0.9
Total consumer real estate	4,771,977	4,661,387	5,086,842	2.4	(6.2)
Commercial	3,488,725	3,376,050	3,096,046	3.3	12.7
Leasing and equipment finance	4,333,735	4,276,008	4,120,359	1.4	5.2
Inventory finance	2,509,485	2,864,248	2,334,893	(12.4)	7.5
Auto finance	3,243,144	2,780,416	2,812,807	16.6	15.3
Other	19,459	16,785	20,890	15.9	(6.9)
Total	$18,366,525	$17,974,894	$17,471,837	2.2	5.1

Average:
Consumer real estate:
First mortgage lien	$2,117,138	$2,237,801	$2,464,692	(5.4)%	(14.1)%	$2,177,136	$2,519,303	(13.6)%
Junior lien	2,628,980	2,791,200	2,794,035	(5.8)	(5.9)	2,709,642	2,839,448	(4.6)
Total consumer real estate	4,746,118	5,029,001	5,258,727	(5.6)	(9.7)	4,886,778	5,358,751	(8.8)
Commercial	3,417,052	3,302,891	3,109,946	3.5	9.9	3,360,287	3,134,023	7.2
Leasing and equipment finance	4,277,376	4,285,944	4,032,112	(0.2)	6.1	4,281,636	4,012,395	6.7
Inventory finance	2,723,340	2,696,787	2,564,648	1.0	6.2	2,710,137	2,499,091	8.4
Auto finance	3,149,974	2,714,862	2,751,679	16.0	14.5	2,933,620	2,727,779	7.5
Other	10,235	9,740	9,585	5.1	6.8	9,989	9,802	1.9
Total	$18,324,095	$18,039,225	$17,726,697	1.6	3.4	$18,182,447	$17,741,841	2.5

•
Period-end loans and leases were $18.4 billion at June 30, 2017, an increase of $0.9 billion, or 5.1 percent, from June 30, 2016 and an increase of $0.4 billion, or 2.2 percent, from March 31, 2017. Average loans and leases were $18.3 billion for the second quarter of 2017, an increase of $0.6 billion, or 3.4 percent, from the second quarter of 2016 and an increase of $0.3 billion, or 1.6 percent, from the first quarter of 2017.

The increases from June 30, 2016 for period-end and average loans and leases were primarily due to increases in the auto finance and commercial portfolios, as well as increases in the leasing and equipment finance and inventory finance portfolios, partially offset by decreases in the consumer real estate portfolio. The increases in the auto finance portfolio were primarily due to the reclassification of approximately $345 million of loans from held for sale to held for investment during the second quarter of 2017. The increases in the commercial portfolio were primarily attributable to originations outpacing lower prepayments and pay-offs. The decreases in the consumer real estate portfolio were primarily due to decreases in the first mortgage lien portfolio due to run-off.

The increase from March 31, 2017 for period-end loans and leases was primarily due to an increase in the auto finance portfolio due to the strategic shift and an increase in the consumer real estate junior lien portfolio, partially offset by a seasonal decrease in the inventory finance portfolio. The increase from the first quarter of 2017 for average loans and leases was primarily due to an increase in the auto finance portfolio, partially offset by a decrease in the consumer real estate portfolio.

•
Loan and lease originations were $4.1 billion for the second quarter of 2017, a decrease of $0.2 billion, or 4.8 percent, from the second quarter of 2016 and an increase of $0.1 billion, or 2.0 percent, from the first quarter of 2017. The decrease from the second quarter of 2016 was primarily due to decreased originations in auto finance, partially offset by higher inventory finance originations. The increase from the first quarter of 2017 was primarily due to increased originations in consumer real estate and leasing and equipment finance, partially offset by lower auto finance originations.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	2Q	1Q	4Q	3Q	2Q	2Q17 vs	2Q17 vs
	2017	2017	2016	2016	2016	1Q17	2Q16
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.11%	0.09%	0.12%	0.12%	0.12%	2 bps	(1) bps
Net charge-offs as a percentage of average loans and leases(2)	0.28	0.11	0.27	0.26	0.23	17	5
Non-accrual loans and leases and other real estate owned	$158,000	$170,940	$228,242	$223,759	$232,334	(7.6)%	(32.0)%
Provision for credit losses	19,446	12,193	19,888	13,894	13,250	59.5	46.8

(1) Excludes non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding non-accrual loans and leases, was 0.11 percent at June 30, 2017, down from 0.12 percent at June 30, 2016, and up from 0.09 percent at March 31, 2017. The decrease from June 30, 2016 was primarily driven by improved delinquencies in the commercial and consumer real estate first mortgage lien portfolios, partially offset by higher delinquencies in the auto finance portfolio. The increase from March 31, 2017 was primarily driven by higher delinquencies in the auto finance portfolio.

•
The net charge-off rate was 0.28 percent for the second quarter of 2017, up from 0.23 percent for the second quarter of 2016 and up from 0.11 percent for the first quarter of 2017. The increase from the second quarter of 2016 was primarily due to increased net charge-offs in the commercial and auto finance portfolios, partially offset by decreased net charge-offs in the consumer real estate first mortgage lien portfolio. The increase from the first quarter of 2017 was primarily due to an $8.7 million recovery of previously charged-off consumer real estate non-accrual loans that were sold in the first quarter of 2017, partially offset by decreased net charge-offs in the auto finance portfolio. Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, the net charge-off rate was 0.31% for the first quarter of 2017.

•
Non-accrual loans and leases and other real estate owned were $158.0 million at June 30, 2017, a decrease of $74.3 million, or 32.0 percent, from June 30, 2016, and a decrease of $12.9 million, or 7.6 percent, from March 31, 2017. Non-accrual loans and leases were $129.3 million at June 30, 2017, a decrease of $66.3 million, or 33.9 percent, from June 30, 2016 and a decrease of $9.7 million, or 7.0 percent, from March 31, 2017. The decrease from June 30, 2016 was primarily due to a decrease in consumer real estate non-accrual loans driven by the sale of $49.4 million of non-accrual loans in the first quarter of 2017. The decrease from March 31, 2017 was primarily due to decreases in commercial, consumer real estate and inventory finance non-accrual loans. Other real estate owned was $28.7 million at June 30, 2017, a decrease of $8.1 million, or 21.9 percent, from June 30, 2016, and a decrease of $3.2 million, or 10.1 percent, from March 31, 2017. The decreases from both periods were primarily due to the sales of consumer real estate properties outpacing additions.

•
Provision for credit losses was $19.4 million for the second quarter of 2017, an increase of $6.2 million, or 46.8 percent, from the second quarter of 2016, and an increase of $7.3 million, or 59.5 percent, from the first quarter of 2017.

The increase from the second quarter of 2016 was primarily due to increases in the provision for credit losses attributable to the auto finance and commercial portfolios, partially offset by decreases in the provision for credit losses attributable to the inventory finance and consumer real estate portfolios. The increase in the provision for credit losses attributable to the auto finance portfolio was primarily due to growth in the portfolio, increased net charge-offs and increased reserve requirements due to the reclassification of loans from held for sale to held for investment. The increase in the provision for credit losses attributable to the commercial portfolio was primarily due to increased net charge-offs related to the work-out activities of three loans transferred to non-accrual during the first quarter of 2017 and growth in the portfolio. The decrease in provision for credit losses attributable to the inventory finance portfolio was primarily due to improving credit quality and the decrease in provision for credit losses attributable to the consumer real estate portfolio was primarily due to a decrease in the loan balance and net charge-offs in the consumer real estate first mortgage lien portfolio.

The increase from the first quarter of 2017 was primarily due to the recovery of $8.7 million in the first quarter of 2017 on previous charge-offs related to the consumer real estate non-accrual loans that were sold and an increase in the provision for credit losses in the second quarter of 2017 attributable to the reclassification of auto finance loans from held for sale to held for investment, partially offset by a decrease in the provision for credit losses attributable to the inventory finance portfolio due to a decrease in the portfolio.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q17 vs	2Q17 vs	YTD	YTD	Percent
	2017	2017	2016	1Q17	2Q16	2017	2016	Change

Checking	$6,012,235	$5,914,203	$5,727,147	1.7%	5.0%	$5,963,488	$5,660,223	5.4%
Savings	4,822,338	4,773,788	4,690,376	1.0	2.8	4,798,198	4,702,072	2.0
Money market	2,221,807	2,385,353	2,557,897	(6.9)	(13.1)	2,303,129	2,515,324	(8.4)
Certificates of deposit	4,266,488	4,033,143	4,308,367	5.8	(1.0)	4,150,460	4,206,659	(1.3)
Total average deposits	$17,322,868	$17,106,487	$17,283,787	1.3	0.2	$17,215,275	$17,084,278	0.8

Average interest rate on deposits(1)	0.33%	0.33%	0.37%			0.33%	0.36%

(1) Annualized.

•
Total average deposits for the second quarter of 2017 increased $39.1 million, or 0.2 percent, from the second quarter of 2016 and increased $216.4 million or 1.3 percent, from the first quarter of 2017. The increase from the second quarter of 2016 was primarily due to growth in average checking and savings balances, partially offset by a decrease in money market balances. The increase from the first quarter of 2017 was primarily due to growth in average certificates of deposit, partially offset by a decrease in money market balances.

•
The average interest rate on deposits for the second quarter of 2017 was 0.33 percent, down 4 basis points from the second quarter of 2016 and consistent with the first quarter of 2017. The decrease from the second quarter of 2016 was primarily due to decreased average interest rates on money market balances.

Non-interest Expense

Non-interest Expense								Table 6
				Change
(Dollars in thousands)	2Q	1Q	2Q	2Q17 vs	2Q17 vs	YTD	YTD	Percent
	2017	2017	2016	1Q17	2Q16	2017	2016	Change

Compensation and employee benefits	$115,918	$124,477	$118,093	(6.9)%	(1.8)%	$240,395	$242,566	(0.9)%
Occupancy and equipment	38,965	39,600	36,884	(1.6)	5.6	78,565	73,892	6.3
Other	61,075	64,037	59,416	(4.6)	2.8	125,112	112,764	11.0
Subtotal	215,958	228,114	214,393	(5.3)	0.7	444,072	429,222	3.5
Operating lease depreciation	12,466	11,242	9,842	10.9	26.7	23,708	19,415	22.1
Foreclosed real estate and repossessed assets, net	4,639	4,549	3,135	2.0	48.0	9,188	7,055	30.2
Other credit costs, net	24	101	(54)	(76.2)	N.M.	125	(42)	N.M.
Total non-interest expense	$233,087	$244,006	$227,316	(4.5)	2.5	$477,093	$455,650	4.7

Efficiency ratio	68.19%	74.93%	68.69%	(674) bps	(50) bps	71.48%	69.54%	194 bps

N.M. Not Meaningful.

•
Compensation and employee benefits expense decreased $2.2 million, or 1.8 percent, from the second quarter of 2016 and decreased $8.6 million, or 6.9 percent, from the first quarter of 2017. The decrease from the second quarter of 2016 was primarily due to reduced headcount in auto finance, partially offset by higher enterprise services contract labor utilization. The decrease from the first quarter of 2017 was primarily due to seasonality of payroll taxes and reduced headcount in auto finance.

•
Other non-interest expense increased $1.7 million, or 2.8 percent, from the second quarter of 2016 and decreased $3.0 million, or 4.6 percent, from the first quarter of 2017. The increase from the second quarter of 2016 was primarily due to higher professional fees related to strategic investments in technology capabilities, as well as advertising and marketing expenses, partially offset by $2.9 million of branch realignment expense incurred in the second quarter of 2016. The decrease from the first quarter of 2017 was primarily due to lower severance expense in the auto finance business.

•
Net expenses related to foreclosed real estate and repossessed assets increased $1.5 million, or 48.0 percent, from the second quarter of 2016 and were consistent with the first quarter of 2017. The increase from the second quarter of 2016 was primarily due to lower gains on sales of consumer real estate properties and higher repossessed assets expense attributable to auto finance, partially offset by lower operating costs.

Income Tax Expense

•
The Company’s effective income tax rate was 28.9 percent for the second quarter of 2017, compared with 32.9 percent for the second quarter of 2016 and 30.0 percent for the first quarter of 2017. The effective income tax rate for the second quarter of 2017 was impacted by a $3.4 million favorable state tax settlement and $0.7 million of tax benefits related to stock compensation. The effective income tax rate for the first quarter of 2017 was impacted by $2.0 million of tax benefits related to stock compensation.

Capital

Capital Information		Table 7
	At Jun. 30,	At Dec. 31,
(Dollars in thousands, except per-share data)	2017	2016
Total equity	$2,549,831	$2,444,645
Book value per common share	13.20	12.66
Tangible book value per common share(1)	11.74	11.33
Common equity to assets	10.26%	10.09%
Tangible common equity to tangible assets(1)	9.24	9.13
Capital accumulation rate(2)	6.70	8.59

	At Jun. 30,	At Dec. 31,
Regulatory Capital:	2017(3)	2016
Common equity Tier 1 capital	$2,036,369	$1,970,323
Tier 1 capital	2,317,915	2,248,221
Total capital	2,683,319	2,635,925

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.24%	10.24%
Tier 1 risk-based capital ratio	11.66	11.68
Total risk-based capital ratio	13.49	13.69
Tier 1 leverage ratio	10.76	10.73

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year-end common equity Tier 1 capital.
(3) The regulatory capital ratios for 2Q 2017 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF maintained strong capital ratios as the Company accumulated capital through earnings.

•
On July 19, 2017, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on September 1, 2017, to stockholders of record at the close of business on August 15, 2017. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on September 1, 2017, to stockholders of record at the close of business on August 15, 2017.

Webcast Information
A live webcast of TCF's conference call to discuss the second quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on July 24, 2017 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of June 30, 2017, TCF had $22.1 billion in total assets and 321 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands, costs and possible disruptions related to upgrading systems; the failure to attract and retain key employees.

Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$234,092	$214,128	$19,964	9.3%
Securities available for sale	8,052	6,396	1,656	25.9
Securities held to maturity	1,035	1,116	(81)	(7.3)
Loans held for sale and other	5,338	12,364	(7,026)	(56.8)
Total interest income	248,517	234,004	14,513	6.2
Interest expense:
Deposits	14,436	15,893	(1,457)	(9.2)
Borrowings	6,920	5,127	1,793	35.0
Total interest expense	21,356	21,020	336	1.6
Net interest income	227,161	212,984	14,177	6.7
Provision for credit losses	19,446	13,250	6,196	46.8
Net interest income after provision for credit losses	207,715	199,734	7,981	4.0
Non-interest income:
Fees and service charges	32,733	34,622	(1,889)	(5.5)
Card revenue	14,154	14,083	71	0.5
ATM revenue	5,061	5,288	(227)	(4.3)
Subtotal	51,948	53,993	(2,045)	(3.8)
Gains on sales of auto loans, net	380	10,143	(9,763)	(96.3)
Gains on sales of consumer real estate loans, net	8,980	10,839	(1,859)	(17.2)
Servicing fee income	10,730	9,502	1,228	12.9
Subtotal	20,090	30,484	(10,394)	(34.1)
Leasing and equipment finance	39,830	31,074	8,756	28.2
Other	2,795	2,405	390	16.2
Fees and other revenue	114,663	117,956	(3,293)	(2.8)
Gains (losses) on securities, net	—	—	—	—
Total non-interest income	114,663	117,956	(3,293)	(2.8)
Non-interest expense:
Compensation and employee benefits	115,918	118,093	(2,175)	(1.8)
Occupancy and equipment	38,965	36,884	2,081	5.6
Other	61,075	59,416	1,659	2.8
Subtotal	215,958	214,393	1,565	0.7
Operating lease depreciation	12,466	9,842	2,624	26.7
Foreclosed real estate and repossessed assets, net	4,639	3,135	1,504	48.0
Other credit costs, net	24	(54)	78	N.M.
Total non-interest expense	233,087	227,316	5,771	2.5
Income before income tax expense	89,291	90,374	(1,083)	(1.2)
Income tax expense	25,794	29,706	(3,912)	(13.2)
Income after income tax expense	63,497	60,668	2,829	4.7
Income attributable to non-controlling interest	3,065	2,974	91	3.1
Net income attributable to TCF Financial Corporation	60,432	57,694	2,738	4.7
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$55,585	$52,847	$2,738	5.2

Earnings per common share:
Basic	$0.33	$0.32	$0.01	3.1%
Diluted	0.33	0.31	0.02	6.5

Dividends declared per common share	$0.075	$0.075	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	168,594	167,334	1,260	0.8%
Diluted	168,857	167,849	1,008	0.6

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Six Months Ended June 30,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$453,640	$428,933	$24,707	5.8%
Securities available for sale	16,032	11,894	4,138	34.8
Securities held to maturity	2,315	2,435	(120)	(4.9)
Loans held for sale and other	18,837	23,084	(4,247)	(18.4)
Total interest income	490,824	466,346	24,478	5.2
Interest expense:
Deposits	28,151	30,884	(2,733)	(8.8)
Borrowings	13,398	10,820	2,578	23.8
Total interest expense	41,549	41,704	(155)	(0.4)
Net interest income	449,275	424,642	24,633	5.8
Provision for credit losses	31,639	32,092	(453)	(1.4)
Net interest income after provision for credit losses	417,636	392,550	25,086	6.4
Non-interest income:
Fees and service charges	64,015	67,439	(3,424)	(5.1)
Card revenue	27,304	27,446	(142)	(0.5)
ATM revenue	9,736	10,309	(573)	(5.6)
Subtotal	101,055	105,194	(4,139)	(3.9)
Gains on sales of auto loans, net	3,244	22,063	(18,819)	(85.3)
Gains on sales of consumer real estate loans, net	17,871	20,223	(2,352)	(11.6)
Servicing fee income	22,381	18,385	3,996	21.7
Subtotal	43,496	60,671	(17,175)	(28.3)
Leasing and equipment finance	68,128	59,561	8,567	14.4
Other	5,498	5,248	250	4.8
Fees and other revenue	218,177	230,674	(12,497)	(5.4)
Gains (losses) on securities, net	—	(116)	116	(100.0)
Total non-interest income	218,177	230,558	(12,381)	(5.4)
Non-interest expense:
Compensation and employee benefits	240,395	242,566	(2,171)	(0.9)
Occupancy and equipment	78,565	73,892	4,673	6.3
Other	125,112	112,764	12,348	11.0
Subtotal	444,072	429,222	14,850	3.5
Operating lease depreciation	23,708	19,415	4,293	22.1
Foreclosed real estate and repossessed assets, net	9,188	7,055	2,133	30.2
Other credit costs, net	125	(42)	167	N.M.
Total non-interest expense	477,093	455,650	21,443	4.7
Income before income tax expense	158,720	167,458	(8,738)	(5.2)
Income tax expense	46,637	56,509	(9,872)	(17.5)
Income after income tax expense	112,083	110,949	1,134	1.0
Income attributable to non-controlling interest	5,373	5,209	164	3.1
Net income attributable to TCF Financial Corporation	106,710	105,740	970	0.9
Preferred stock dividends	9,694	9,694	—	—
Net income available to common stockholders	$97,016	$96,046	$970	1.0

Earnings per common share:
Basic	$0.58	$0.57	$0.01	1.8%
Diluted	0.58	0.57	0.01	1.8

Dividends declared per common share	$0.15	$0.15	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	168,250	167,111	1,139	0.7%
Diluted	168,615	167,638	977	0.6

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Change
	2017	2016	$	%
Net income attributable to TCF Financial Corporation	$60,432	$57,694	$2,738	4.7%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	12,341	13,568	(1,227)	(9.0)
Net unrealized gains (losses) on net investment hedges	(1,149)	(210)	(939)	N.M.
Foreign currency translation adjustment	2,007	339	1,668	N.M.
Recognized postretirement prior service cost	(7)	(7)	—	—
Total other comprehensive income (loss), net of tax	13,192	13,690	(498)	(3.6)
Comprehensive income	$73,624	$71,384	$2,240	3.1

	Six Months Ended June 30,		Change
	2017	2016	$	%
Net income attributable to TCF Financial Corporation	$106,710	$105,740	$970	0.9%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	15,110	25,605	(10,495)	(41.0)
Net unrealized gains (losses) on net investment hedges	(1,462)	(2,230)	768	34.4
Foreign currency translation adjustment	2,588	3,748	(1,160)	(30.9)
Recognized postretirement prior service cost	(14)	(14)	—	—
Total other comprehensive income (loss), net of tax	16,222	27,109	(10,887)	(40.2)
Comprehensive income	$122,932	$132,849	$(9,917)	(7.5)

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At June 30,	At Dec. 31,	Change
	2017	2016	$	%
ASSETS:
Cash and due from banks	$551,463	$609,603	$(58,140)	(9.5)%
Investments	82,737	74,714	8,023	10.7
Securities held to maturity	171,320	181,314	(9,994)	(5.5)
Securities available for sale	1,554,951	1,423,435	131,516	9.2
Loans and leases held for sale	172,583	268,832	(96,249)	(35.8)
Loans and leases:
Consumer real estate:
First mortgage lien	2,070,385	2,292,596	(222,211)	(9.7)
Junior lien	2,701,592	2,791,756	(90,164)	(3.2)
Total consumer real estate	4,771,977	5,084,352	(312,375)	(6.1)
Commercial	3,488,725	3,286,478	202,247	6.2
Leasing and equipment finance	4,333,735	4,336,310	(2,575)	(0.1)
Inventory finance	2,509,485	2,470,175	39,310	1.6
Auto finance	3,243,144	2,647,741	595,403	22.5
Other	19,459	18,771	688	3.7
Total loans and leases	18,366,525	17,843,827	522,698	2.9
Allowance for loan and lease losses	(165,620)	(160,269)	(5,351)	(3.3)
Net loans and leases	18,200,905	17,683,558	517,347	2.9
Premises and equipment, net	423,745	418,372	5,373	1.3
Goodwill	227,072	225,640	1,432	0.6
Other assets	669,875	555,858	114,017	20.5
Total assets	$22,054,651	$21,441,326	$613,325	2.9

LIABILITIES AND EQUITY:
Deposits:
Checking	$6,147,423	$6,009,151	$138,272	2.3%
Savings	4,823,552	4,719,481	104,071	2.2
Money market	2,128,709	2,421,467	(292,758)	(12.1)
Certificates of deposit	4,419,120	4,092,423	326,697	8.0
Total deposits	17,518,804	17,242,522	276,282	1.6
Short-term borrowings	8,534	4,391	4,143	94.4
Long-term borrowings	1,266,748	1,073,181	193,567	18.0
Total borrowings	1,275,282	1,077,572	197,710	18.3
Accrued expenses and other liabilities	710,734	676,587	34,147	5.0
Total liabilities	19,504,820	18,996,681	508,139	2.7
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
171,532,487 and 171,034,506 shares issued, respectively	1,715	1,710	5	0.3
Additional paid-in capital	858,451	862,776	(4,325)	(0.5)
Retained earnings, subject to certain restrictions	1,453,355	1,382,901	70,454	5.1
Accumulated other comprehensive income (loss)	(17,503)	(33,725)	16,222	48.1
Treasury stock at cost, 42,566 shares, and other	(32,193)	(49,419)	17,226	34.9
Total TCF Financial Corporation stockholders' equity	2,527,065	2,427,483	99,582	4.1
Non-controlling interest in subsidiaries	22,766	17,162	5,604	32.7
Total equity	2,549,831	2,444,645	105,186	4.3
Total liabilities and equity	$22,054,651	$21,441,326	$613,325	2.9

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2017	2017	2016	2016	2016	2017		2016
Consumer real estate:
First mortgage lien	0.31%	0.28%	0.40%	0.36%	0.36%	3	bps	(5)	bps
Junior lien	0.05	0.05	0.05	0.03	0.03	—		2
Total consumer real estate	0.16	0.15	0.21	0.18	0.18	1		(2)
Commercial	—	—	—	0.01	0.11	—		(11)
Leasing and equipment finance	0.14	0.12	0.10	0.14	0.13	2		1
Inventory finance	0.01	—	—	0.01	—	1		1
Auto finance	0.20	0.13	0.23	0.20	0.13	7		7
Other	0.30	0.05	0.10	0.05	0.33	25		(3)
Subtotal	0.11	0.09	0.12	0.12	0.12	2		(1)
Portfolios acquired with deteriorated credit quality	—	—	—	3.06	0.02	—		(2)
Total delinquencies	0.11	0.09	0.12	0.12	0.12	2		(1)

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Three Months Ended(1)					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2017	2017	2016	2016	2016	2017		2016
Consumer real estate:
First mortgage lien	0.15%	(0.18)%	0.26%	0.34%	0.35%	33	bps	(20)	bps
Junior lien	0.05	(0.89)	0.08	0.04	0.05	94		—
Total consumer real estate	0.09	(0.58)	0.17	0.17	0.19	67		(10)
Commercial	0.29	0.32	0.01	(0.01)	0.08	(3)		21
Leasing and equipment finance	0.14	0.13	0.10	0.18	0.11	1		3
Inventory finance	0.09	0.01	0.07	0.10	0.09	8		—
Auto finance	0.83	1.12	1.09	0.86	0.69	(29)		14
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.28	0.11	0.27	0.26	0.23	17		5

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Three Months Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2017	2017	2016	2016	2016	2017	2016
Balance, beginning of period	$138,981	$181,445	$190,047	$195,542	$198,649	$(42,464)	$(59,668)
Additions	23,667	34,661	32,398	28,697	35,280	(10,994)	(11,613)
Charge-offs	(6,819)	(6,412)	(4,158)	(5,670)	(5,475)	(407)	(1,344)
Transfers to other assets	(10,870)	(8,786)	(17,118)	(11,687)	(10,310)	(2,084)	(560)
Return to accrual status	(3,077)	(2,591)	(4,546)	(5,447)	(6,687)	(486)	3,610
Payments received	(11,647)	(10,732)	(14,351)	(13,845)	(17,774)	(915)	6,127
Sales	(892)	(49,916)	(2,764)	—	(900)	49,024	8
Other, net	(70)	1,312	1,937	2,457	2,759	(1,382)	(2,829)
Balance, end of period	$129,273	$138,981	$181,445	$190,047	$195,542	$(9,708)	$(66,269)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Three Months Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2017	2017	2016	2016	2016	2017	2016
Balance, beginning of period	$31,959	$46,797	$33,712	$36,792	$42,441	$(14,838)	$(10,482)
Transferred in	8,638	7,212	13,865	10,124	9,661	1,426	(1,023)
Sales	(11,243)	(14,982)	(8,655)	(12,997)	(16,058)	3,739	4,815
Writedowns	(1,674)	(1,538)	(1,281)	(1,984)	(2,027)	(136)	353
Other, net(1)	1,047	(5,530)	9,156	1,777	2,775	6,577	(1,728)
Balance, end of period	$28,727	$31,959	$46,797	$33,712	$36,792	$(3,232)	$(8,065)

(1)	Includes transfers (to) from premises and equipment.

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,
	2017		2017		2016		2016		2016
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$52,408	1.10%	$53,851	1.16%	$59,448	1.17%	$62,092	1.24%	$64,765	1.27%
Commercial	34,669	0.99	33,697	1.00	32,695	0.99	31,648	1.00	31,161	1.01
Leasing and equipment finance	21,922	0.51	21,257	0.50	21,350	0.49	20,649	0.49	20,124	0.49
Inventory finance	12,129	0.48	15,816	0.55	13,932	0.56	11,807	0.52	12,084	0.52
Auto finance	43,893	1.35	35,108	1.26	32,310	1.22	29,115	1.07	29,772	1.06
Other	599	3.08	437	2.60	534	2.84	530	2.96	666	3.19
Total	$165,620	0.90	$160,166	0.89	$160,269	0.90	$155,841	0.90	$158,572	0.91

Changes in Allowance for Loan and Lease Losses

	Three Months Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2017	2017	2016	2016	2016	2017	2016
Balance, beginning of period	$160,166	$160,269	$155,841	$158,572	$160,074	$(103)	$92
Charge-offs	(18,326)	(18,902)	(16,451)	(16,244)	(14,723)	576	(3,603)
Recoveries	5,412	13,813	4,718	4,779	4,592	(8,401)	820
Net (charge-offs) recoveries	(12,914)	(5,089)	(11,733)	(11,465)	(10,131)	(7,825)	(2,783)
Provision for credit losses	19,446	12,193	19,888	13,894	13,250	7,253	6,196
Other	(1,078)	(7,207)	(3,727)	(5,160)	(4,621)	6,129	3,543
Balance, end of period	$165,620	$160,166	$160,269	$155,841	$158,572	$5,454	$7,048

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$259,548	$2,716	4.20%	$322,477	$2,396	2.99%
Securities held to maturity	172,322	1,035	2.40	194,693	1,116	2.29
Securities available for sale:(3)
Taxable	821,744	4,434	2.16	697,902	3,853	2.21
Tax-exempt(4)	689,667	5,566	3.23	481,246	3,912	3.25
Loans and leases held for sale	165,859	2,622	6.34	497,797	9,968	8.05
Loans and leases:(5)
Consumer real estate:
Fixed-rate	1,963,822	27,679	5.65	2,327,409	33,143	5.73
Variable- and adjustable-rate	2,782,296	39,982	5.76	2,931,318	38,773	5.32
Total consumer real estate	4,746,118	67,661	5.72	5,258,727	71,916	5.50
Commercial:
Fixed-rate	966,884	11,126	4.62	982,914	12,129	4.96
Variable- and adjustable-rate	2,450,168	27,198	4.45	2,127,032	21,143	4.00
Total commercial	3,417,052	38,324	4.50	3,109,946	33,272	4.30
Leasing and equipment finance	4,277,376	47,936	4.48	4,032,112	44,824	4.45
Inventory finance	2,723,340	42,260	6.22	2,564,648	36,598	5.74
Auto finance	3,149,974	39,309	5.01	2,751,679	28,660	4.19
Other	10,235	137	5.37	9,585	135	5.77
Total loans and leases	18,324,095	235,627	5.15	17,726,697	215,405	4.88
Total interest-earning assets	20,433,235	252,000	4.94	19,920,812	236,650	4.77
Other assets(6)	1,315,495			1,286,506
Total assets	$21,748,730			$21,207,318
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,967,542			$1,817,734
Small business	897,391			861,394
Commercial and custodial	608,706			582,041
Total non-interest bearing deposits	3,473,639			3,261,169
Interest-bearing deposits:
Checking	2,554,563	83	0.01	2,478,673	92	0.02
Savings	4,806,371	538	0.04	4,677,681	336	0.03
Money market	2,221,807	2,481	0.45	2,557,897	4,033	0.63
Certificates of deposit	4,266,488	11,334	1.07	4,308,367	11,432	1.07
Total interest-bearing deposits	13,849,229	14,436	0.42	14,022,618	15,893	0.46
Total deposits	17,322,868	14,436	0.33	17,283,787	15,893	0.37
Borrowings:
Short-term borrowings	6,230	13	0.79	9,100	16	0.71
Long-term borrowings	1,225,022	6,907	2.26	840,739	5,111	2.43
Total borrowings	1,231,252	6,920	2.25	849,839	5,127	2.42
Total interest-bearing liabilities	15,080,481	21,356	0.57	14,872,457	21,020	0.57
Total deposits and borrowings	18,554,120	21,356	0.46	18,133,626	21,020	0.47
Other liabilities	673,740			690,363
Total liabilities	19,227,860			18,823,989
Total TCF Financial Corp. stockholders' equity	2,494,682			2,357,509
Non-controlling interest in subsidiaries	26,188			25,820
Total equity	2,520,870			2,383,329
Total liabilities and equity	$21,748,730			$21,207,318
Net interest income and margin		$230,644	4.52		$215,630	4.35

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $200.7 million and $131.9 million for the second quarters of 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)	Balance	Interest(1)	Rates(1)
ASSETS:
Investments and other	$272,959	$5,463	4.03%	$335,778	$4,612	2.76%
Securities held to maturity	175,115	2,315	2.64	196,998	2,435	2.47
Securities available for sale:(2)
Taxable	818,821	9,088	2.22	669,349	7,671	2.29
Tax-exempt(3)	665,382	10,683	3.21	400,337	6,496	3.25
Loans and leases held for sale	314,256	13,374	8.58	432,741	18,472	8.58
Loans and leases:(4)
Consumer real estate:
Fixed-rate	2,023,317	56,966	5.67	2,379,091	68,345	5.78
Variable- and adjustable-rate	2,863,461	80,221	5.65	2,979,660	78,829	5.32
Total consumer real estate	4,886,778	137,187	5.66	5,358,751	147,174	5.52
Commercial:
Fixed-rate	983,508	22,839	4.68	997,892	24,558	4.95
Variable- and adjustable-rate	2,376,779	51,589	4.38	2,136,131	42,480	4.00
Total commercial	3,360,287	74,428	4.47	3,134,023	67,038	4.30
Leasing and equipment finance	4,281,636	95,912	4.48	4,012,395	89,478	4.46
Inventory finance	2,710,137	81,711	6.08	2,499,091	70,968	5.71
Auto finance	2,933,620	67,080	4.61	2,727,779	56,497	4.17
Other	9,989	268	5.40	9,802	277	5.70
Total loans and leases	18,182,447	456,586	5.05	17,741,841	431,432	4.88
Total interest-earning assets	20,428,980	497,509	4.90	19,777,044	471,118	4.78
Other assets(5)	1,289,730			1,291,993
Total assets	$21,718,710			$21,069,037
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,924,161			$1,784,722
Small business	896,125			857,519
Commercial and custodial	617,345			571,513
Total non-interest bearing deposits	3,437,631			3,213,754
Interest-bearing deposits:
Checking	2,542,489	166	0.01	2,459,618	173	0.01
Savings	4,781,566	1,039	0.04	4,688,923	682	0.03
Money market	2,303,129	5,419	0.47	2,515,324	7,840	0.63
Certificates of deposit	4,150,460	21,527	1.05	4,206,659	22,189	1.06
Total interest-bearing deposits	13,777,644	28,151	0.41	13,870,524	30,884	0.45
Total deposits	17,215,275	28,151	0.33	17,084,278	30,884	0.36
Borrowings:
Short-term borrowings	5,434	20	0.73	7,331	23	0.64
Long-term borrowings	1,341,391	13,378	2.00	951,626	10,797	2.27
Total borrowings	1,346,825	13,398	2.00	958,957	10,820	2.26
Total interest-bearing liabilities	15,124,469	41,549	0.55	14,829,481	41,704	0.56
Total deposits and borrowings	18,562,100	41,549	0.45	18,043,235	41,704	0.46
Other liabilities	669,544			670,635
Total liabilities	19,231,644			18,713,870
Total TCF Financial Corp. stockholders' equity	2,463,393			2,332,645
Non-controlling interest in subsidiaries	23,673			22,522
Total equity	2,487,066			2,355,167
Total liabilities and equity	$21,718,710			$21,069,037
Net interest income and margin		$455,960	4.49		$429,414	4.36

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(3)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(4)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5)	Includes leased equipment and related initial direct costs under operating leases of $190.5 million and $132.7 million for the six months ended June 30, 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2017	2017	2016	2016	2016
Interest income:
Loans and leases	$234,092	$219,548	$210,848	$210,765	$214,128
Securities available for sale	8,052	7,980	7,553	7,126	6,396
Securities held to maturity	1,035	1,280	1,165	1,049	1,116
Loans held for sale and other	5,338	13,499	12,092	13,786	12,364
Total interest income	248,517	242,307	231,658	232,726	234,004
Interest expense:
Deposits	14,436	13,715	15,053	15,851	15,893
Borrowings	6,920	6,478	5,159	4,857	5,127
Total interest expense	21,356	20,193	20,212	20,708	21,020
Net interest income	227,161	222,114	211,446	212,018	212,984
Provision for credit losses	19,446	12,193	19,888	13,894	13,250
Net interest income after provision for credit losses	207,715	209,921	191,558	198,124	199,734
Non-interest income:
Fees and service charges	32,733	31,282	35,132	35,093	34,622
Card revenue	14,154	13,150	13,689	13,747	14,083
ATM revenue	5,061	4,675	4,806	5,330	5,288
Subtotal	51,948	49,107	53,627	54,170	53,993
Gains on sales of auto loans, net	380	2,864	1,145	11,624	10,143
Gains on sales of consumer real estate loans, net	8,980	8,891	16,676	13,528	10,839
Servicing fee income	10,730	11,651	11,404	10,393	9,502
Subtotal	20,090	23,406	29,225	35,545	30,484
Leasing and equipment finance	39,830	28,298	31,316	28,289	31,074
Other	2,795	2,703	1,365	2,270	2,405
Fees and other revenue	114,663	103,514	115,533	120,274	117,956
Gains (losses) on securities, net	—	—	135	(600)	—
Total non-interest income	114,663	103,514	115,668	119,674	117,956
Non-interest expense:
Compensation and employee benefits	115,918	124,477	115,001	117,155	118,093
Occupancy and equipment	38,965	39,600	38,150	37,938	36,884
Other	61,075	64,037	59,235	59,421	59,416
Subtotal	215,958	228,114	212,386	214,514	214,393
Operating lease depreciation	12,466	11,242	10,906	10,038	9,842
Foreclosed real estate and repossessed assets, net	4,639	4,549	1,889	4,243	3,135
Other credit costs, net	24	101	178	83	(54)
Total non-interest expense	233,087	244,006	225,359	228,878	227,316
Income before income tax expense	89,291	69,429	81,867	88,920	90,374
Income tax expense	25,794	20,843	29,762	30,257	29,706
Income after income tax expense	63,497	48,586	52,105	58,663	60,668
Income attributable to non-controlling interest	3,065	2,308	2,013	2,371	2,974
Net income attributable to TCF Financial Corporation	60,432	46,278	50,092	56,292	57,694
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$55,585	$41,431	$45,245	$51,445	$52,847

Earnings per common share:
Basic	$0.33	$0.25	$0.27	$0.31	$0.32
Diluted	0.33	0.25	0.27	0.31	0.31

Dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	1.17%	0.90%	0.99%	1.12%	1.14%
Return on average common equity	9.96	7.64	8.40	9.59	10.09
Net interest margin	4.52	4.46	4.30	4.34	4.35

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
ASSETS:
Investments and other	$259,548	$286,519	$276,018	$331,107	$322,477
Securities held to maturity	172,322	177,939	182,177	187,414	194,693
Securities available for sale:(1)
Taxable	821,744	815,867	791,289	747,890	697,902
Tax-exempt	689,667	640,826	610,070	570,013	481,246
Loans and leases held for sale	165,859	464,301	492,457	558,649	497,797
Loans and leases:(2)
Consumer real estate:
Fixed-rate	1,963,822	2,083,472	2,169,493	2,216,945	2,327,409
Variable- and adjustable-rate	2,782,296	2,945,529	2,916,653	2,918,631	2,931,318
Total consumer real estate	4,746,118	5,029,001	5,086,146	5,135,576	5,258,727
Commercial:
Fixed-rate	966,884	1,000,316	948,856	944,347	982,914
Variable- and adjustable-rate	2,450,168	2,302,575	2,198,661	2,147,768	2,127,032
Total commercial	3,417,052	3,302,891	3,147,517	3,092,115	3,109,946
Leasing and equipment finance	4,277,376	4,285,944	4,252,543	4,147,488	4,032,112
Inventory finance	2,723,340	2,696,787	2,389,980	2,272,409	2,564,648
Auto finance	3,149,974	2,714,862	2,647,088	2,670,272	2,751,679
Other	10,235	9,740	9,307	9,252	9,585
Total loans and leases	18,324,095	18,039,225	17,532,581	17,327,112	17,726,697
Total interest-earning assets	20,433,235	20,424,677	19,884,592	19,722,185	19,920,812
Other assets(3)	1,315,495	1,263,678	1,253,002	1,303,670	1,286,506
Total assets	$21,748,730	$21,688,355	$21,137,594	$21,025,855	$21,207,318

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,967,542	$1,880,298	$1,773,673	$1,771,840	$1,817,734
Small business	897,391	894,845	926,388	894,761	861,394
Commercial and custodial	608,706	626,081	615,686	583,430	582,041
Total non-interest bearing deposits	3,473,639	3,401,224	3,315,747	3,250,031	3,261,169
Interest-bearing deposits:
Checking	2,554,563	2,530,281	2,454,815	2,434,934	2,478,673
Savings	4,806,371	4,756,486	4,670,906	4,661,565	4,677,681
Money market	2,221,807	2,385,353	2,429,239	2,496,590	2,557,897
Certificates of deposit	4,266,488	4,033,143	4,198,190	4,304,990	4,308,367
Total interest-bearing deposits	13,849,229	13,705,263	13,753,150	13,898,079	14,022,618
Total deposits	17,322,868	17,106,487	17,068,897	17,148,110	17,283,787
Borrowings:
Short-term borrowings	6,230	4,628	5,063	8,485	9,100
Long-term borrowings	1,225,022	1,459,053	931,720	729,737	840,739
Total borrowings	1,231,252	1,463,681	936,783	738,222	849,839
Total interest-bearing liabilities	15,080,481	15,168,944	14,689,933	14,636,301	14,872,457
Total deposits and borrowings	18,554,120	18,570,168	18,005,680	17,886,332	18,133,626
Other liabilities	673,740	665,301	695,778	708,048	690,363
Total liabilities	19,227,860	19,235,469	18,701,458	18,594,380	18,823,989
Total TCF Financial Corporation stockholders' equity	2,494,682	2,431,755	2,417,222	2,409,312	2,357,509
Non-controlling interest in subsidiaries	26,188	21,131	18,914	22,163	25,820
Total equity	2,520,870	2,452,886	2,436,136	2,431,475	2,383,329
Total liabilities and equity	$21,748,730	$21,688,355	$21,137,594	$21,025,855	$21,207,318

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $200.7 million, $180.3 million, $157.2 million, $138.2 million and $131.9 million for the second and first quarters of 2017, and for the fourth, third and second quarters of 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
ASSETS:
Investments and other	4.20%	3.88%	3.35%	2.86%	2.99%
Securities held to maturity	2.40	2.88	2.56	2.24	2.29
Securities available for sale:(3)
Taxable	2.16	2.28	2.22	2.23	2.21
Tax-exempt(4)	3.23	3.19	3.18	3.19	3.25
Loans and leases held for sale	6.34	9.39	7.89	8.12	8.05
Loans and leases:
Consumer real estate:
Fixed-rate	5.65	5.70	5.57	5.75	5.73
Variable- and adjustable rate	5.76	5.54	5.36	5.29	5.32
Total consumer real estate	5.72	5.60	5.45	5.49	5.50
Commercial:
Fixed-rate	4.62	4.75	4.70	4.92	4.96
Variable- and adjustable-rate	4.45	4.30	4.05	3.91	4.00
Total commercial	4.50	4.43	4.25	4.22	4.30
Leasing and equipment finance	4.48	4.48	4.43	4.48	4.45
Inventory finance	6.22	5.93	5.80	6.07	5.74
Auto finance	5.01	4.15	4.04	4.06	4.19
Other	5.37	5.44	5.72	5.85	5.77
Total loans and leases	5.15	4.95	4.82	4.88	4.88

Total interest-earning assets	4.94	4.86	4.70	4.76	4.77

LIABILITIES:
Interest-bearing deposits:
Checking	0.01	0.01	0.01	0.01	0.02
Savings	0.04	0.04	0.04	0.03	0.03
Money market	0.45	0.50	0.57	0.61	0.63
Certificates of deposit	1.07	1.02	1.05	1.07	1.07
Total interest-bearing deposits	0.42	0.41	0.44	0.45	0.46
Total deposits	0.33	0.33	0.35	0.37	0.37
Borrowings:
Short-term borrowings	0.79	0.65	0.77	0.86	0.71
Long-term borrowings	2.26	1.78	2.21	2.65	2.43
Total borrowings	2.25	1.78	2.20	2.63	2.42

Total interest-bearing liabilities	0.57	0.54	0.55	0.56	0.57

Net interest margin	4.52	4.46	4.30	4.34	4.35

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands, except per share data)
(Unaudited)
		At Jun. 30,	At Dec. 31,
		2017	2016
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,549,831	$2,444,645
Less: Non-controlling interest in subsidiaries		22,766	17,162
Total TCF Financial Corporation stockholders' equity		2,527,065	2,427,483
Less: Preferred stock		263,240	263,240
Total common stockholders' equity	(a)	2,263,825	2,164,243
Less:
Goodwill		227,072	225,640
Other intangibles		22,682	1,738
Tangible common equity	(b)	$2,014,071	$1,936,865

Total assets	(c)	$22,054,651	$21,441,326
Less:
Goodwill		227,072	225,640
Other intangibles		22,682	1,738
Tangible assets	(d)	$21,804,897	$21,213,948

Common stock shares outstanding	(e)	171,489,921	170,991,940

Common equity to assets	(a) / (c)	10.26%	10.09%
Tangible common equity to tangible assets	(b) / (d)	9.24%	9.13%

Book value per common share	(a) / (e)	$13.20	$12.66
Tangible book value per common share	(b) / (e)	$11.74	$11.33

		Three Months Ended			Six Months Ended
		Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
		2017	2017	2016	2017	2016
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$55,585	$41,431	$52,847	$97,016	$96,046
Plus: Other intangibles amortization		238	123	366	361	732
Less: Income tax expense attributable to other intangibles amortization		83	42	129	125	258
Adjusted net income available to common stockholders	(g)	$55,740	$41,512	$53,084	$97,252	$96,520

Average balances:
Total equity		$2,520,870	$2,452,886	$2,383,329	$2,487,066	$2,355,167
Less: Non-controlling interest in subsidiaries		26,188	21,131	25,820	23,673	22,522
Total TCF Financial Corporation stockholders' equity		2,494,682	2,431,755	2,357,509	2,463,393	2,332,645
Less: Preferred stock		263,240	263,240	263,240	263,240	263,240
Average total common stockholders' equity	(h)	2,231,442	2,168,515	2,094,269	2,200,153	2,069,405
Less:
Goodwill		225,876	225,640	225,640	225,759	225,640
Other intangibles		5,045	1,675	2,596	3,369	2,781
Average tangible common equity	(i)	$2,000,521	$1,941,200	$1,866,033	$1,971,025	$1,840,984

Return on average common equity(2)	(f) / (h)	9.96%	7.64%	10.09%	8.82%	9.28%
Return on average tangible common equity(2)	(g) / (i)	11.15%	8.55%	11.38%	9.87%	10.49%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

###